Exhibit 12.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

I, Anthony Kandylidis, certify that:

1. I have reviewed this annual report on Form 20-F/A of DryShips Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ Anthony Kandylidis
Anthony Kandylidis
President and Chief Financial Officer (Principal Financial Officer)